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                                                                 EXHIBIT 10.18



                 AMENDED AND RESTATED LINE OF CREDIT AGREEMENT

      THIS AGREEMENT dated as of October 15, 1996 is executed among WALLACE INTERNATIONAL DE PUERTO RICO, INC. and INTERNATIONAL SILVER DE PUERTO RICO, INC. (collectively, the "Borrower"), both corporations organized and existing under the laws of the State of Delaware, authorized to do business in the Commonwealth of Puerto Rico (the "Commonwealth"), with principal offices in San German, Puerto Rico, and BANCO POPULAR DE PUERTO RICO (the "Bank"), a banking corporation organized and existing under the laws of Puerto Rico, with principal offices at Popular Center Building, Hato Rey, San Juan, Puerto Rico.

                                  WITNESSETH

      WHEREAS, the Borrower and the Bank entered into a Line of Credit Agreement dated January 25, 1993 (the "Line of Credit Agreement") pursuant to which the Bank agreed to make available for Loan to the Borrower (the "Line of Credit") up to a maximum aggregate principal amount of FOUR MILLION DOLLARS ($4,000,000) for purposes of the working capital needs of the Borrower; and

      WHEREAS, the Borrower has requested from the Bank to make available an additional $6,000,000 under the Line of Credit originally extended to the Borrower under the Line of Credit Agreement increasing the maximum aggregate principal amount to be available thereunder to up to $10,000,000; and,

      WHEREAS, the Bank has agreed to the increase in the Line of Credit as hereinabove set forth, subject to the terms hereof; and,

      WHEREAS, in addition to the above the parties have agreed to make certain amendments to the Line of Credit Agreement, for which they have agreed to enter into this Amended and Restated Line of Credit Agreement.

      NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto follows:

Section 1.  DEFINITIONS:

      As used herein and in any other document made or delivered pursuant to this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

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      A. Advance - shall mean the definition assigned such term in Section 2.02 hereof.

      B. Affiliate - means any Person (1) which directly or controlled by, or is under common indirectly controls, or is controlled by, or is under common control with the Borrower or a Subsidiary; (2) which directly or indirectly beneficially owns or holds five per cent 15%) or more of any class of voting stock of the Borrower or any Subsidiary; or which directly or stock of which is
(3) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or a Subsidiary. The term "control" means the possession, directly, or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, but shall not include potential ownership of any Person of stocks through options rights or warrants prior to such time as such options, rights or warrants are exercised in a manner which results in such Person having actual and immediate voting power with respect to five percent (5%) or more of such stock.

      C. Agreement - shall mean this Amended and Restated Line of Credit Agreement as the same may from time to time be amended or supplemented.

      D. Applicable Interest Rate - shall mean the interest rate to be paid by Borrower to the Bank pursuant to Section 2.05 of the Agreement.

      E. Bank - shall mean BANCO POPULAR DE PUERTO RICO, a banking corporation organized and existing under the laws of the Commonwealth and any surviving or resulting corporation.

      F. Borrower - shall mean WALLACE INTERNATIONAL DE PUERTO RICO, INC. and INTERNATIONAL SILVER DE PUERTO RICO, INC. both corporations organized and existing under the laws of the State of Delaware, authorized to do business in the Commonwealth, and their successors and assigned and any surviving, resulting or transferee corporation.

      G. Borrowing Date - shall mean the day an Advance is disbursed by the Bank hereunder as set forth in Section 204 hereof.

      H. Business Day - shall mean a day other than a Saturday, a Sunday or any other day on which banking institutions in the Commonwealth are authorized or required by law to close.

      I. Closing Date - means October 15, 1996.

      J. Continuing and Unlimited Guaranty - shall mean each of those Continuing and Unlimited Guaranty subscribed by each Guarantor on September 30, 1992 as each have been

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amended and restated by those Amended and Restated Guaranty Agreements dated as of the date hereof (herein the "Amended and Restated Guaranty Agreements").

      K. Commonly Controlled Entity - shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414 (b) or 414(c) of the U.S. Internal Revenue Code, as amended.

      L. ERISA - shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

      M. Event of Default - shall mean any of those events specified in Section 11 of the Agreement.

      N. Final Payment Date - shall have the meaning assigned to such term in
Section 2.03 hereof.

      O. GAAP - shall mean generally accepted accounting principles in effect from time to time in the United States of America.

      P. Guarantors shall mean WALLACE INTERNATIONAL SILVERSMITHS, INC., TOWLE MANUFACTURING COMPANY and SYRATECH CORPORATION.

      Q. Interest Period - shall have the definition assigned such term in
Section 2.05 hereof.

      R. LIBOR Rate shall mean, with respect to any Borrowing Date on which the Applicable Interest Rate shall be set, the offered quotation for the rate of interest on deposits of United States dollars with a term equal to the applicable Interest Period, in the London interbank market, as published by Telerate Systems, Inc. (currently on page [4838] of the financial information reporting services furnished electronically by Telerate Systems, Inc.) at 9:00 a.m. Eastern Standard Time of the applicable Borrowing Date. If on any Borrowing Date the Bank cannot determine the LIBOR Rate on the basis of the foregoing procedure, the LIBOR Rate shall be such rate as set forth above for the Business Day immediately preceding the Borrowing Date.

      S. Line of Credit - shall mean the revolving line of credit up to the aggregate principal SUM of TEN MILLION DOLLARS ($10,000,000.00) established pursuant to the Agreement.

      T. Loan Documents - shall mean the Agreement, the Continuing and Unlimited Guaranties and the Master Promissory Note.

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      U. Substitute Master Promissory Note - shall mean the Master Promissory
Note issued as of the date hereof by the Borrower in favor of the Bank for the principal amount of $10,000,000, in substitution of that certain Master Promissory Note for $4,000,000 issued by the Borrower to the Bank as January 25, 1993.

      V. Multiemployer Plan - shall mean a Plan described in Section 4001(a)(3) of ERISA.

      W. PBGC - shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      X. Person - shall mean an individual partnership corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

      Y. Plan - shall mean any pension plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

      Z. Pricing Discount - shall mean 0.30%.

      AA. Pricing Margin - shall mean 1.70%.

      BB. Prime Rate - shall mean the rate of interest published in "The Wall Street Journal" as the prime rate charged by the principal commercial banks in the City of New York, New York. Provided, that in the event of more than one such published rate on any given date, the highest of such rates that legally may be charged to Borrower in accordance with the applicable laws and regulations shall apply. Changes in the interest rate shall be effective on the announced date of any change in the Prime Rate. No representation is made by the Bank that the Prime Rate is the lowest, the best or a preferred rate of interest.

      CC. Principal Office - shall mean than Bank's office at Popular Center Building, 209 Munoz Rivera Avenue, Hato Rey, Puerto Rico 00918.

      DD. Prohibited Transaction - shall mean any transaction set forth in
Section 406 of ERISA or Section 4935 of the U.S. Internal Revenue Code of 1986, as amended.

      EE. Regulatory Change - shall mean any change after the date of this Agreement in United States, Commonwealth or municipal laws, ordinances or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, including the Bank, under any United States, Commonwealth or municipal laws, ordinances or regulations by any court or governmental or monetary authority charged with the interpretation or administration thereof.

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      FF. Reportable Event - shall mean any of the events set forth in Section
4043 of ERISA.

      GG. Subsidiary - shall mean as to the Borrower a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or the managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by the Borrower.

      HH. Termination Date - shall have the definition assigned in Section 2.03 hereof.

      Section 2.    THE LINE OF CREDIT

      Section 2.01  The Commitment

      The Bank agrees to establish and does hereby establish in favor of the Borrower a revolving line of credit (the "Line of Credit"), including whatever loans or advances the Bank may have made to Borrower prior to this date or which may hereinafter make under the Line of Credit. The Line of Credit shall be for the sum of up to TEN MILLION DOLLARS ($10,000,000) and shall be used by the Borrower for its working capital requirements and/or to advance funds as intercompany loans to its parent company, Wallace International Silversmiths, Inc. and its ultimate parent Syratech Corporation, for their respective working capital needs.

      Section 2.02  The Master Promissory Note

      The advances to be made by the Bank to the Borrower under the Line of Credit (each, an "Advance") shall be evidenced by a Master Promissory Note of Borrower to the order of the Bank" substantially in the form of Exhibit A hereto.

      Section 2.03  Duration of the Line of Credit

      The Line of Credit shall be in effect for the term commencing from the date hereof until May 31, 1997 (the "Termination Date"), unless sooner terminated for the reasons hereinafter set forth; provided, however, that the Bank, based on the Borrower's financial performance and compliance with this Agreement and with any other agreement with the Bank, may agree to extend the Line of Credit beyond the Termination Date for such period of time as agreed to by the Bank and the Borrower under same terms and conditions, or modified terms and conditions. In the event of any extension of the Line of Credit beyond the Termination Date, the expiration of such extension period shall be the Termination Date for all purposes of this Agreement. Upon the expiration of the Line of Credit on the Termination Date, or any renewal thereof, all moneys owing to the Bank under or related, with the Line of Credit shall become due and payable within thirty (30) days after the Termination Date, as it

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may be extended as herein provided (herein the "Final Payment Date"), it being hereby acknowledged and agreed that the Bank will not disburse any Advance hereunder to which the Borrower has selected the Applicable Interest Rate to be the LIBOR Rate, for an Interest Period maturing more than thirty (30) days beyond the Termination Date.

      Section 2.04  Disbursement; Notice and Manner of Borrowing.

      (a) The Line of Credit shall be disbursed in Advances in such amounts as periodically requested by the Borrower in accordance with the terms hereof. The day that the Bank disburses any Advance to the Borrower hereunder shall be a Borrowing Date and on such date the Applicable Interest Rate to accrue on such Advance shall be determined. Thereupon, any such Advance shall accrue interest at the Applicable Interest Rate selected by the Borrower in accordance with the terms of Section 2.05 hereof.

      Section 2.05  Applicable Interest Rate and Payment of Principal

      (a) On each Borrowing Date, the Borrower shall have the option to select the Applicable Interest Rate to be applied to Advances. In this respect, the Borrower shall select among either (i) the Prime Rate less the Pricing Discount with the Prime Rate fluctuating concurrently with any changes in the Prime Rate from time to time, and/or (ii) LIBOR Rate plus the Pricing Margin. The Applicable Interest Rate on all moneys advanced by the Bank to the Borrower under the Line of Credit shall be paid monthly in arrears, on the twenty-fifth
(25th) day of each month on the unpaid principal balance thereof and until payment in full, calculated on a daily basis, based upon a 360-days year, but computed for the actual number of days elapsed for the term of each Advance. The Borrower hereby agrees and acknowledges that any Advances to be made hereunder at the LIBOR Rate shall be subject to the Bank's availability of funds therefor and that to the extent that no such funds are available, the Applicable Interest Rate to such Advance shall be the Prime Rate less the Pricing Discount.

      (b) The principal amount of any Advance requested by the Borrower to the Bank at the Prime Rate shall be payable at any time during the term of the Line of Credit, subject to the provisions of Section 4 hereof, but in no event later than the Final Payment Date, except that in the event of any extension hereof in accordance with Section 2.03, the aggregate principal amount of all Advances to which the Applicable Interest Rate is based on the Prime Rate shall become due and payable thirty (30) days after the expiration of such extension. With respect to any Advance requested by the Borrower to the Bank to which the Applicable Interest Rate is based on the LIBOR Rate, the Borrower shall, at its option, select among interest and maturity periods (the "Interest Periods") of up to 30, 60 or 90 days, provided that interest thereon shall be paid monthly as set forth in (a) above and principal upon maturity at the expiration of such Interest Period. Notwithstanding any provision herein to the contrary notwithstanding, all amounts of principal and interest outstanding hereunder shall become due and payable on the Final Payment Date, subject to any extensions of the Termination Date as provided in Section 2.03 of this Agreement.

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      (c) Upon the occurrence and continuance of an Event of Default hereunder the Applicable Interest Rate shall be 2% over the then Applicable Interest Rate (the "Default Rate").

       Section 2.06. Composition of Collateral. To secure the full payment of the Line of Credit, interest thereon, all costs and to further secure compliance by the Borrower with each and every one of its obligations and expenses as provided herein, the Guarantors shall execute Amended and Restated Guaranty Agreements pursuant to which the Guarantors acknowledge and agree to the continuation and effectiveness of the respective Continuing and Unlimited Guaranty executed by each of them jointly and severally ("in solidium") guaranteeing and securing the due payment and performance of the obligations of the Borrower hereunder.

      Section 3. COMMITMENT AND SERVICE FEES - No commitment fee will be levied as part of the transaction subject of the Agreement.

      Section 4.  PREPAYMENTS

      The Borrower may prepay the Loan in whole or in part at any time subject to the provisions hereof. Any partial prepayment shall be made in an aggregate amount of not less than FIFTY THOUSAND DOLLARS ($50,000) and shall be applied to the Advances disbursed hereunder in the inverse order of their respective maturities. In the event, nonetheless, of any prepayment of Advances to which the Applicable Interest Rate is determined based on the LIBOR Rate made on a date other than on the last day of the Interest Period applicable thereto, the Borrower shall reimburse the Bank on demand for any loss or expense that the Bank may incur by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund any such Advances. Any communication by the Bank to the Borrower in such connection shall be conclusive and binding absent manifest error. Any prepayment of Advances to which the Applicable Interest Rate is based on the Prime Rate shall not entail the payment of a prepayment penalty upon the amount so prepaid.

      Section 5.  REGULATORY CHANGE

      If, by any reason of any Regulatory Change the Bank is subjected to any tax or levy or any additional condition in respect of its obligations or rights hereunder, and if any such Regulatory Change results in an increase in the cost to the Bank of making, accepting, funding, or maintaining such obligations or rights or a decrease in the total amount payable to the Bank hereunder, then Borrower will pay to the Bank such additional amount as will fully compensate the Bank for such increased cost or payment of such reduction. The Bank shall set forth such additional amounts and the cause thereof in a notice to Borrower, which notice shall be conclusive in the absence of demonstrable error.

      Section 6.  CONDITIONS PRECEDENT

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      A. Conditions Precedent to Agreement. The obligations of the Bank under this Agreement are subject to the conditions the Bank under this agreement are precedent that the Bank shall have received on or before the day of its execution, or at such later dates specified by the Bank, each of the following, in form and substance satisfactory to the Bank:

            (a) the Master Promissory Note;

            (b) the Amended and Restated Guaranty Agreements;

            (c) a recent Good Standing Certificate from the Department of State of the Commonwealth and of the State of Delaware of each Borrower;

            (d) a certificate signed by Borrower's Chief Financial Officer certifying that no Event of Default and no event which with the lapse of time or giving of notice or both would become an Event of Default, shall have occurred and be continuing;

            (e) certified copies of all corporate actions taken by Borrower and Guarantors, including resolutions of their Boards of Directors, authorizing the execution, delivery and performance of the Loan Documents to which they are party and each other document to be delivered pursuant to this Agreement;

            (f) a certificate (dated as of the date of this Agreement) of the Secretary of Borrower and Guarantors certifying the names and true signatures of the officers of Borrower and Guarantors authorized to sign the Loan Documents to which they are party and the other documents to be delivered by Borrower under the Agreement;

(g) such additional documents which the Bank may reasonably request.

            B . Additional Conditions Precedent to Effectiveness of the Line of Credit. The obligation of the Bank to disburse any Advance shall be subject to the further conditions precedent that on the Closing Date:

            (a) The following statements shall be true and shall be deemed to have been represented by the Borrower as being true on the Closing Date, and the Bank shall have received certificates signed on behalf of the Borrower by its designated representative and its chief financial officer, dated the Closing Date, stating that:

                  (i) The representations and warranties contained in Section 10 of this Agreement are true and correct on and as of the Closing Date,

                  (ii) The covenants contained in Sections 7, 8 and 9 of the Agreement have been fully complied with in all material respects on and as of the Closing Date, and

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                  (iii) No event has occurred and is continuing, or would result from the granting of the Line of Credit, or the other transactions contemplated hereby, which constitutes an Event of Default or would constitute an Event of Default but for the giving of notice or the lapse of time or both.

      Section 6.01.     Conditions Precedent to the disbursement of Advances.

      The disbursement of any Advance hereunder by the Bank shall be further subject to the following conditions precedent:

            (a) Representations and Warranties. The representations and warranties contained in Section 10 hereof shall be true in all material respects on and as of the date of making any such Advance with the same effect as if such representations and warranties had been made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, and on the date of any Advance, no Event of Default shall have occurred and be continuing.

            (b) Covenants. All the respective covenants set forth in sections 7, 8 and 9 hereof shall have been fully complied with in all material respects.

            (c) Collateral. The Continuing and Unlimited Guaranties shall be and remain in full force and effect and any additional collateral pertaining to any such Advance shall have been duly executed, granted and delivered.

            (d) No material adverse change shall have occurred in the financial condition of the Borrower since the date of this Agreement.

Section 7-        AFFIRMATIVE COVENANTS

      So long as any obligation made under the terms of this Agreement is outstanding:

            (a) Punctual Payment - The Borrower shall duly and punctually pay the interest accrued and/or principal pursuant to the terms of this Agreement.

            (b) Application of Advances. The Borrower shall apply the proceeds advanced under the Line of Credit for the specific purpose herein agreed to by the Borrower and the Bank.

            (c) Insurance - The Borrower shall at all times keep insured all real and personal property owned by it with financially sound and responsible insurance companies reasonably acceptable to the Bank in at least the amounts and against such risks of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business and consistent with industry practice. In respect to property specifically

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pledged to the Bank, such insurance shall contain a standard loss payable endorsement in favor of the Bank. Borrower shall also maintain public liability insurance against claims for personal injury, death or property damage suffered by others upon or in or about the premises used by the Borrower in its operations and maintain all such workmen's compensation or similar insurance as may be required under the laws of any jurisdiction in which it may be engaged in business. At the request of the Bank, Borrower shall from time to time deliver to the Bank a copy of the insurance policies carried by Borrower.

            (d) Maintenance of Properties - The Borrower shall maintain in sound operating conditions all material items of the properties owned by it and shall carry out all the appropriate and necessary improvements and repairs in order to maintain the highest efficiency of said properties. For these purposes, it shall be understood that the Borrower may carry out improvements, replacements and reconstructions which may add to the value of the properties.

            (e) Inspections - The Bank shall have the right to examine and inspect, from time to time, during normal business hours, the books and records of the Borrower. Prior to any inspection, the Bank shall give Borrower ten (10) days prior written notice.

            (f) Operating Account - Borrower agrees to maintain its main operating accounts with the Bank.

            (g) ERISA - In the event that ERISA applies or may apply to Borrower at any time in the future, Borrower shall comply in all material respects with the applicable provisions of ERISA, as the same may be amended, and furnish to the Bank, (i) as soon as possible, and in any event within thirty (30) days after any executive officer of the Borrower knows or has reason to know that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan subject to ERISA with respect to the Borrower or any Commonly Controlled Entity, and promptly but in any event within five (5) Business Days of receipt by the Borrower or any Commonly Controlled Entity of notice that the PBGC intends to terminate a Plan or appoint a trustee to administer the same, and promptly but in any event within five (5) Business Days of the receipt of notice concerning the imposition of withdrawal liability with respect to the Borrower or any Commonly Controlled Entity, the Borrower will deliver to the Bank a certificate of the Chief Financial Officer of the Borrower setting forth all relevant details' and the action which, the Borrower proposes to take with respect thereto.

            (h) Reports to other creditors - In the event Borrower incurs in a material default under any indenture, loan, credit, or similar agreement it shall promptly after the furnishing thereof, deliver to the Bank copies of any statement or report furnished to any other party pursuant to the terms of such indenture, loan, credit, or similar agreement and not otherwise required to be furnished to the Bank pursuant to the Agreement.

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            (i) Proxy statements, etc. - Promptly after the sending or filing thereof, the Borrower shall furnish to the Bank copies of all proxy statements, financial statements, and reports which the Borrower or any Subsidiary sends to its stockholders, and copies of all regular, periodic, and special reports, and all registration statements which the Borrower or any Subsidiary files with any governmental authority.

            (j) Rights and Franchises - Borrower will maintain, preserve and renew all material rights, powers, licenses, privileges, franchises and tax exemption grants possessed by it in Puerto Rico, insofar as in the bona fide opinion of the Board of Directors of Borrower such rights, powers, privileges, licenses, franchises and grants continue to be advantageous to Borrower.

            (k) Environmental - Borrower shall be and remain in all of all material respects, in compliance with the provisions federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued any notice of a received from any thereunder; notify the Bank immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify the Bank governmental agency or any other party; notify the Bank immediately of any material hazardous discharge from or affecting its premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; and upon receipt of notice by the Bank of a complaint from any governmental agency or any other party, permit the Bank during normal business hours and upon ten (10) days prior written notice, to inspect the premises, and to inspect all books, correspondence, and records pertaining thereto.

            (l) Change of Principal Office. The Borrower will give the Bank at least sixty (60) days prior written notice of any relocation of its chief executive office or principal place of business.

            (m) Litigation and Notice of Dispute. The Borrower will, promptly after obtaining knowledge thereof, notify the Bank in writing of (i) any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency involving a claim not covered by insurance involving the Borrower which (A) has remained unsettled for a period of 180 days from the commencement thereof and involves claims for damages or relief in an amount greater than $1,000,000, or (B) has resulted in a final judgment or judgments for the payment of money in an amount greater than $1,000,000, or (C) has resulted in an attachment or lien on the Borrower's assets or holdings for said amount, or (ii) any material labor dispute resulting in or threatening to result in a strike against the Borrower and which might have a material adverse effect on its operations or financial position.

            (n) Defaults. The Borrower shall promptly notify the Bank of the occurrence of any event, which with the giving of notice or the lapse of time, or both, would

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result in an Event of Default, and the action that the Borrower proposes to take with respect thereto.

Section 8.        NEGATIVE COVENANTS

      So long as the Borrower is owing any amounts, or has any obligation in favor of the Bank arising from or related to this Agreement, the Borrower will not, without the prior written consent of the Bank, which consent shall not be unreasonably withheld:

            (a) liquidate or dissolve;

            (b) sell, lease, transfer or dispose of any of their assets other than in the ordinary course of business and for adequate consideration;

            (c) merge, consolidate with or into any other entity;

            (d) directly or indirectly create, incur, assume or suffer to exist any mortgage, pledge, encumbrance, lien, assignment or charge of any kind upon their properties or assets including but not limited to its inventory of silver, whether now owned or hereinafter acquired, other than those agreed with the Bank; except (i) any mortgage, pledge, encumbrance, lien, assignment or charge existing in favor of the Bank on the date of this Agreement, (ii) liens for taxes, assessments or other government charges or levies on any property provided that they are being contested in good faith and by appropriate proceeding, (iii) surety, utility, appeal or similar bonds in the ordinary course of business, (iv) pledges or deposits to secure obligations under workmen's compensation, (v) good faith deposits in the ordinary course of business made in connection with bids, contracts or leases, (vi) purchase money mortgages constituted in the ordinary course of business; (vii) leases reasonably necessary for Borrower's operations; and (viii) in addition to the foregoing, any mortgage, pledge, encumbrance, lien, assignment or charge not to exceed in the aggregate $750,000.00;

            (e) secure, issue, assure or incur in any indebtedness for borrowed money on behalf of or to guaranty the obligations of any other Person; except that Borrower may advance funds as loans to its parent company Wallace International Silversmiths, Inc. and its ultimate parent Syratech Corporation in a sum not to exceed TEN MILLION DOLLARS ($10,000,000) in the aggregate;

            (f) purchase or acquire any shares of stock or obligation or make loans or advances to or investment in any individual, firm or corporation, except in the ordinary course of business;

            (g) engage in any other business activity other than the present operations of Borrower and related business activities for which Borrower was organized;

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            (h) make or have outstanding at any time any loan, advance, other than that extended in connection with their regular trade activity and in the ordinary course of business; and other than in respect to the permitted exceptions set forth in Section 8(d) and (e) above;

            (i) purchase, acquire, redeem, retire or become obligated to purchase, acquire, redeem or retire any of the outstanding shares of the capital stock of Borrower and/or of Guarantor whether now or hereinafter outstanding;

            (j) permit their financial condition to suffer adverse material changes;

            (k) permit their stockholders to pledge, assign or encumber their stock.

            (l) become involved in any form whatsoever in any legal matter which may result in a detrimental effect to its going concern.

            (m) permit any merger or consolidation of any of the Guarantors.

Section 9- FINANCIAL COVENANTS

      As long as the Borrower is owing any amounts under this Agreement, the Borrower covenants that it will:

            (a) within a period not exceeding one hundred twenty (120)days after the end of each fiscal year, provide the Bank with:

                  (i) the annual audited financial statements of Borrower (including Balance Sheet, Income Statement, Statement of Changes in Stockholder's Equity and a Statement of Cash Flow) duly audited by a Certified Public Accountant acceptable to the Bank all prepared in accordance to GAAF; it being understood that Deloitte & Touche is presently acceptable to the Bank;

                  (ii) the annual audited financial statements of Syratech Corporation (including Balance Sheet, Income Statement, Statement of Changes in Stockholder's Equity and a Statement of Cash Flow) duly audited by a Certified Public Accountant acceptable to the Bank all prepared in accordance to GAAP; it being understood that Deloitte & Touche is presently acceptable to the Bank;

                  (iii) the annual unaudited financial statements of Wallace International silversmiths, Inc. and Towle Manufacturing Company (including Balance Sheet and Income Statement) all prepared in accordance with GAAP;

                  (iv) evidence satisfactory to the Bank that all premiums in respect to all required insurance policies have been paid;

                  (v) annual consolidating Balance Sheet, Income Statement and Statement of Cash Flows of Syratech Corporation and its wholly owned subsidiaries;

                  (vi) a certificate signed- by Borrower's President or Chief Financial officer certifying that no Event of Default and no event which with the lapse of time or giving of notice or both would become an Event of Default, shall have occurred and be continuing. If an Event of Default has occurred and is continuing a statement as to the nature thereof and the action which Borrower proposes to take to cure it.

            (b) Within a period not exceeding forty five (45) days after the close of each quarter of Borrower's fiscal year, Borrower shall provide the Bank with:

                  (i) unaudited financial statements, including Balance Sheet and Income Statement of Borrower and Guarantors all prepared in accordance to GAAP.

                  (ii) Combining statements of Syratech Corporation prepared in accordance to GAAP.

            (c) Maintain at all times a standard system of accounting and proper books of record and of account in which full and correct entries shall be made of its transactions, all in accordance with sound accounting practices; and will provide on its books for each fiscal year, in accordance with sound accounting practices, all proper reserves, including reserves for depreciation, depletion, obsolescence and/or amortization of its properties and assets during such year.

            (d) Pay and discharge, if so required, all taxes, assessments and governmental charges or levies imposed upon it, its income, its profits, its properties, real, personal or mixed, or its assets, and all claims for labor, services, materials and supplies which, if unpaid, might by law become a lien or charge upon any of its property or assets; provided that the Borrower shall not be required to pay any such tax, assessment, charge, levy, or claim while it shall be contesting the same in good faith by appropriate proceedings if it shall have provided on its books the appropriate and adequate reserves as may be required by sound practice (segregated to the extent required by sound practice) with respect thereto.

            (e) Comply in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic, federal or foreign, in respect of the conduct of its business and property (including applicable statutes, the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards or controls and relating to restrictions on prices, wages and profits).

            (f) Furnish to the Bank -such other information regarding its business affairs as reasonably requested.

Section 10.       REPRESENTATIONS AND WARRANTIES OF BORROWER

            The Borrower represents and warrants as follows:

            (a) The Borrower is a corporation organized and existing in good standing under the laws of the State of Delaware authorized to do business and in good standing in Puerto Rico.

            (b) Since December 31, 1995, neither the business, operations, affairs, the property nor the projects of the Borrower have been materially and adversely affected in any way as a result of any statutory or regulatory change, condemnation or acquisition, intended or actual, renegotiation, price redetermination or revocation of license, permit or right to do business, or of loss or damage (whether or not insured against) by fire, explosion, accident, strike, lockout, riot, flood, drought, storm, earthquake, lightning, fraud, civil commotion, sabotage, malicious mischief, aircraft, vehicle, smoke, embargo, or act of God.

            (c) The execution and delivery and performance by Borrower of the Loan Documents and the other documents to which it is or is to be a party have been duly authorized by all necessary official action and do not (i) require any consent or approval of the Commonwealth of Puerto Rico or any instrumentality, branch or subdivision thereof, (ii) violate in any material respects any provision of any law, rule, regulation, order, writ, Judgment, injunction, decree, determination or award presently in effect having applicability to it or of its enabling legislation, or (iii) result in a material breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which it is a party or by which its properties may be bound or affected.

            (d) No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution, delivery or performance by it of the Loan Documents or of any document related to or pertaining to the same.

            (e) The Loan Documents constitute, and all of the other related documents to which Borrower is or is to be a party, when delivered hereunder will constitute, legal, valid and binding obligations of Borrower enforceable against it in accordance with their respective terms, except as enforceability thereof may be limited by (i) bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights in general; and (ii) general principles of equity (regardless of whether enforcement is sought by proceedings in equity or at law).

            (f) Its balance sheet as of December 31, 1995 and its related statements of income and of cash flow for the fiscal year then ended, evidence and fairly represent its financial condition as at such dates and the results of Borrower's operations for the periods ended on such date, all in accordance with GAAP applied on a consistent basis, and since December 31, 1995, there has been no material adverse change in such condition or operation.

      There are no material actions, suits or proceedings pending or, to its best knowledge, threatened against or affecting it or its properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, in the opinion of Borrower's management, the Borrower's potential liability on all known claims if determined adversely to it, would have a material adverse effect an the financial position of Borrower.

            (h) It is not in default in any material respects in the performance of any term, covenant or agreement on its part to be performed under any agreement or instrument evidencing or securing or relating to any indebtedness owed or to be owed by it, when required to be performed (or, if permitted by the terms of the relevant document, within any applicable grace period).

            (i) It has paid or properly discharged all material taxes, assessments, or liens imposed upon its income, operations and properties.

            (j) Borrower has duly complied in all material respects with, and its businesses, operations, assets, equipment, property, leaseholds, or other facilities are in compliance in all material respects with, the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances and all rules and regulations promulgated thereunder. The Borrower has been issued and will maintain all required federal, state, and local permits, licenses, certificates, and approvals relating to (1) air emissions;
(2) discharges to surface water or groundwater; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state, or local law, code, or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous; or (6) other environmental, health, or safety matters. Borrower has not received notice of, or to the best of its knowledge knows of, or suspects facts which might constitute any material violations of any federal, state, or local environmental, health, or safety laws, codes or ordinances and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. Except in accordance with a valid governmental permit, license, certificate or approval, copies of which Borrower shall deliver to the Bank, upon request, to the best of Borrower's knowledge, there has been no material emission, spill, release, or discharge into or upon (1) the air; (2) soils, or any improvements located thereon; (3) surface water or groundwater; or
(4) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any toxic or hazardous substances or wastes at or from the premises; and accordingly, to the best of Borrower's knowledge, the premises of the Borrower are free of all such toxic or hazardous substances or wastes. To the best of Borrower's knowledge, there has been no complaint, order, directive, claim, citation, or notice by any governmental authority or any person or entity with respect to (1) air emissions; (2) spills, releases, or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises; (3) noise emissions; (4) solid or liquid waste disposal;
(5) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or waste; or (6) other environmental, health, or safety matters affecting the Borrower or its business, operations, assets, equipment, property, leaseholds, or other facilities. To the best of Borrower's knowledge, Borrower does not have any material indebtedness, obligation, or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup, or disposal of any solid wastes, hazardous wastes, or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law, or statute regarding such storage, treatment, cleanup, or disposal).

            (k) Margin Regulation; Use of Proceeds. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. The proceeds of the Revolving Loan shall be used solely to fund the activities set forth in Section 2.01 hereof. No part of the proceeds of the Revolving Loan will be used to purchase or carry any margin stock, or to extend credit to others for that purpose, or for any purpose that violates the provisions of Regulations U or X of the Board of Governors of the Federal Reserve System.

            (l) Investment Company Act. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

            (m) No Material Misstatements. None of the Loan Documents or any certificate, schedule or statement, financial or otherwise, furnished to the Bank by the Borrower and referred to in the Loan Documents contain a misstatement of a material fact or omit to state any material fact necessary in order to make the statements contained therein or herein not misleading, and there is no fact which the Borrower has not disclosed to the Bank in writing which materially adversely affects or so far as the Borrower can now foresee, will materially adversely affect the properties, business prospects, profits or condition (financial or otherwise) of the Borrower taken as a whole or the ability of the Borrower to perform this Agreement or any transactions contemplated therein or thereby.

            (n) Compliance. As of the date hereof, the Borrower complies with all applicable laws, rules and regulations and orders of any governmental authority, non-compliance with which would have a material adverse effect on its business, financial condition or results of operations or would materially adversely affect the Borrower's ability to perform its obligations under the Loan Documents, except laws, rules, regulations or orders being contested by it in good faith and by appropriate proceedings which provide for the stay of the applicability of such law, rule, regulation or order during the pendency thereof.

      (o) Tax Returns. The Borrower has filed all tax returns required by law to be filed, and has paid all taxes, assessments and other governmental charges levied upon the Borrower and its properties, assets, income and franchises, which are due and payable, other than those presently payable without penalty or interest. The charges, accruals and reserves on the books of the Borrower in respect of Federal and state or Commonwealth taxes for all fiscal periods are adequate in the opinion of the Borrower.

      (p) Location of the Borrower. The principal place of business or the chief executive office of the Borrower is located at

      (q) ERISA. Each Plan (including any Multiemployer Plan) adopted by the Borrower is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. The Borrower and each ERISA Affiliate have paid all contributions required to be paid pursuant to the terms of any Plan adopted for the Borrower and its employees. There are no unfunded liabilities (as such term is defined in ERISA) in existence as of the Closing Date with respect to any Plan. There has been no complete or partial withdrawal and there exists no conditions which could result in a complete or partial withdrawal by the Borrower or any ERISA Affiliate from any Multiemployer Plan within the contemplation of the Multiemployer Pension Plan Amendments Act of 1980; and there is no proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA.

      (r) Other Information. The Borrower represents and warrants to the Bank that all information previously furnished in writing by the Borrower to the Bank is true and correct, in all material respects.

Section 11. EVENTS OF DEFAULT

      Whenever and as often as any of the following events occur and shall continue beyond any applicable notice, grace or cure period, then, at the option of Bank, the outstanding balance of any and all sums advanced hereunder with accrued interest thereon shall become immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived:

     (a) If the Borrower fails to pay the Bank five (5) Business Days after the due date any sum of money which Borrower is obligated to pay hereunder whether of principal or interest, or otherwise.

     (b) If the Borrower fails, within a term of 30 days after written notice from the Bank, to comply with, perform or fulfill any of the terms, covenants or conditions of any of the Loan Documents or of any document related to the same, or of any other agreement with the Bank.

     (c) If any representation or covenant herein made, or any certificate, statement or information furnished by Borrower or the Guarantors pursuant to any of the Loan Documents shall prove to be false or misleading in any material respect.

     (d) If the Borrower or any of its Affiliates or Subsidiaries, or the Guarantors, shall (i) apply or consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets, (ii) be unable, or admit in writing its inability to pay its debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv), be adjudicated a bankrupt or become insolvent, or (v) file a voluntary petition in bankruptcy or a petition or an answer seeking an arrangement with creditors or to take advantage of any bankruptcy, insolvency or readjustment of debt law or statute or an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against the Borrower or the Guarantors in any proceeding under any such law or statute and such Proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days.

     (e) If an order, judgment or decree shall be entered, without the application, approval or consent of the Borrower or the Guarantors, by any court or competent jurisdiction, appointing a receiver, trustee or liquidator of all or a substantial part of the assets of the Borrower or the Guarantors, and such order, judgment or decree shall continue unstated and in effect for any period of sixty (60) consecutive days.

     (f) If after thirty (30) days prior written notice to Borrower any of the Loan Documents, or any other legal document related with any of the foregoing is invalidated, canceled, revoked or otherwise terminated.

     (g) The filing of criminal charges against Borrower in connection with any matter for which forfeiture of property of Borrower is a possible consequence.

     (h) If any of the following events shall occur or exist with respect to the Borrower and any Commonly Controlled Entity under ERISA which were not cured within the time and as required by the PBGC: any Reportable Event shall occur; complete or partial withdrawal from any Multiemployer Plan shall take place; any Prohibited Transaction shall occur; a notice of intent to terminate a Plan shall be filed, or a Plan shall be terminated; or circumstances shall exist which constitute grounds entitling the PBGC to institute proceedings to terminate a Plan, or the PBGC shall institute such proceedings; and in each case above, such event or condition, together with all other events or conditions, if any, could subject the Borrower to any tax, penalty, or other liability.

      (i) If the Bank receives notice of any hazardous discharge or an environmental complaint related to Borrower, its operations or the premises from which it conducts its business, from a source other than the Borrower, and the Bank does not receive notice of such hazardous discharge or environmental complaint from the Borrower within twenty-four (24) hours of the time the Bank first receives said notice from a source other than the Borrower; or if any federal, state or local agency asserts or creates a lien upon any or all of the assets, equipment, property, leaseholds, or other facilities of the Borrower by reason of the occurrence of a hazardous discharge or an environmental complaint; or if any federal, state, or local agency asserts a claim against the Borrower and/or its assets, equipment, property, leaseholds, or other facilities for damages or cleanup costs relating to a hazardous discharge or an environmental complaint; provided, however, that such claim shall not constitute a default if, within sixty (60) Business Days of the occurrence giving rise to the claim, (a) the Borrower can prove to the Bank's reasonable satisfaction that the Borrower has commenced and is diligently pursuing either (i) a cure or correction of the event which constitutes the basis for the claim, and continues diligently to pursue such cure or correction to completion or (ii) proceedings for an injunction, a restraining order, or other appropriate emergent relief preventing such agency or agencies from asserting such claim, which relief is granted within ten (10) Business Days of the occurrence giving rise to the claim and the injunction, order, or emergent relief is not thereafter resolved or reversed on appeal; and (b) in either of the foregoing events, the Borrower has posted a bond, letter of credit, or other security satisfactory in form, substance, and amount of both the Bank and the agency or entity asserting the claim to secure the proper and complete cure or correction of the event which constitutes the basis for the claims.

      (j) If NationsBank or any of its successors or assigns shall have declared a default under any agreement existing with the Guarantors and/or Borrower.

Section 12. MISCELLANEOUS

      Section 12.01. Payments

      (a) Unless otherwise directed by the Bank, all payments made by Borrower of all amounts payable hereunder shall be made to the Bank at its Principal Office, in lawful money of the United States of America.

      (b) The obligation of Borrower to repay all amounts under this Agreement shall be dischargeable only by payment in United States dollars.

      Section 12.02. Payment; Performance of Any Act or Exercising of Any Right on Non-Business Days

      Whenever any payment to be made hereunder or under any related instrument shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day with the same force and effect as if done on the nominal date provided in this Agreement, and such extension of time shall in such case be included in the computation of payment of interest. Likewise, if the last date for performance of any act or the exercising of any right, as provided in any of the Loan Documents, shall be a non-Business Day, such act shall be performed or right exercised on the next succeeding Business Day with the same force and effect as if done on the nominal date provided in the applicable Loan Document.

      Section 12.03. No Waiver; Cumulative Remedies

      No failure or delay on the part of the Bank or any other holder of the Master Promissory Note in exercising any right, power or remedy under any of the Loan Documents or under any of the other related documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise or the exercise of any other right, power or remedy hereunder or within any of the related documents. The remedies provided under the Loan Documents and in the other related documents provided are cumulative and not exclusive of any remedies provided by law.

      Section 12.04. Amendments

      No amendment, modification, termination, or waiver of any provision of any of the Loan Documents or any of the other related documents nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank and the Borrower, and then such amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

      Section 12.05. Addresses for Notices, etc.

      All notices, requests, demands, directions and other communications provided for in any of the Loan Documents and under the other related documents shall be in writing and mailed or delivered to the applicable party at the addresses indicated below:

If to Borrower:

WALLACE INTERNATIONAL DE PUERTO RICO, INC.
Attention: Mr. E. Merle Randolph
175 McClellan Highway
East Boston, Massachusetts 02128

 If to the Bank:

 BANCO POPULAR DE PUERTO RICO
 P.0.  Box 362708
 San Juan, Puerto Rico 00936-2708

 Attention:  Manager, Corporate Banking

 or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices, requests, demands, directions and other communications shall be effective when deposited in the mail or delivered to addressed as aforesaid.

      Section 12.06. Governing Law

      This Agreement shall be governed by, and construed accordance with, the laws of the Commonwealth of Puerto Rico.

      Section 12.07.  Severability of Provisions

      Any provision of any of the Loan Documents which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions hereof or thereof.

      Section 12.08     Right of Set-off

      Upon the occurrence and during the continuance of any Event of Default, and to the extent permitted by law, the Bank is hereby authorized at any time and from time to time, upon notice to Borrower to set off and apply any and all deposits (other than special, escrow or similar type of deposits) at any time held and other indebtedness at any time owing by the Bank to or for the credit or account of Borrower against any and all obligations of Borrower now or hereafter existing under any of the Loan Documents or under any other legal instrument provided hereunder irrespective of whether or not the Bank shall have made any demand under such Loan Documents or such other legal instruments except in the case that prior notice is required hereunder. The rights of the Bank under this provision are in addition to other rights and remedies (including, without limitation, other right of set off), which the Bank may have.

 Section 12.09. Headings

      Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      Section 12.10. Singular and Plural Gender

      Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

      Section 12.11. Execution in Counterparts

      This Agreement may be executed on different dates and in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

      Section 12.12. Further Assurances

      Borrower shall, upon the Bank's request, execute, acknowledge and deliver any and all further instruments, documents, deeds, agreements and assurances as may be reasonably necessary to confirm or perfect upon the Bank all rights and privileges granted to the Bank under any of the Loan Documents.

      Section 12.13. Assignment

      The Bank shall have the right to assign this Agreement or any of the Loan Documents or any of the Loan Documents or any of its rights hereunder and thereunder and/or delegate any of its obligations hereunder and/or thereunder to any third party or parties, provided, however that absent any Event of Default, such assignment and/or delegation to such party may be made only to a bank with a capital of no less than $1 billion. Borrower may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the Bank.

      Section 12.14. Indemnification

      To the fullest extent permitted by law, Borrower agrees to protect, indemnify, defend and save harmless the Bank, its directors, officers, agents, consultants, attorneys and employees from and against any and all liability, expense or damage of any kind or nature and from any suits, claims or demands, including reasonable legal fees and expenses on account of any action or failure to act by Borrower, whether in suit or not, arising out of any of the Loan Documents or in connection therewith, including any and all environmental claims and actions of whatever nature, unless such suit, claim or damage is caused by the gross negligence and/or willful misconduct of the Bank, its directors, officers, agents and employees. Upon receiving knowledge of any suit, claim or demand asserted by a third party that the Bank believes is covered by this Indemnity, the Bank shall give Borrower notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel reasonably satisfactory to the Bank The Bank may also decide to defend the matter through counsel selected by it, the reasonable cost thereof to be for the account of Borrower.

      Section 12.15. Benefits only for Parties

Nothing expressed or referred to in any of the Loan Documents, or in any provision therein contained, is intended or will be construed to give any legal or equitable right, remedy or claim under or in respect thereunder, to any person other than the parties hereto, it being the intention of such parties that the Loan Documents, the assumption of obligations and statements of responsibilities thereunder and all other conditions and provisions thereof are for the sole and exclusive benefit of such parties or their successors or assigns and for the benefit of no other person, including, but not limited to the stockholders, Subsidiaries, or Affiliates of Borrower.

      Section 12.16.    Payments by Bank

      If Borrower shall fail to make any payment or to perform any act required to be made or performed under any of the Loan Documents (other than payment of principal or interest on the Loan) or if Borrower shall fail to make any payment or to perform any act required to be made or performed under any other agreement entered into by Borrower and any other party or parties; the Bank, fifteen (15) days after prior written notice to the Borrower and without waiving or releasing any obligation, default or Event of Default, may (but shall be under no obligation to) at any time thereafter, make such payment or perform such act for the account and at the expense of Borrower. All sums paid by the Bank, and all costs and expenses (including, without limitation, reasonable attorney's fees and expenses) so incurred, together with interest thereon at the rate then applicable to the Line of Credit from the date of payment or incurring, to the date of reimbursement, shall be refunded by Borrower, on demand, and shall constitute additional indebtedness of Borrower to the Bank under this Agreement.

      Section 12.17.  Survival of Representations. etc.

      All representations, warranties, covenants, releases, indemnities and agreements of Borrower in the Loan Documents, or in any notice, certificate or other document delivered by Borrower pursuant thereto are material and shall be deemed to have been relied upon by the Bank, notwithstanding any investigation made by it or on its behalf, and shall survive the delivery of the Loan Documents, the disbursement of the Line of Credit and the repayment thereof.

      Section 12.18. Costs, Expenses and Taxes

      The Borrower agrees to pay on demand all reasonable costs and expenses incurred by the Bank in connection with the preparation, execution, delivery, filing, and administration of the Loan Documents and of any amendment, modification, or supplement to the Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of the counsel for the Bank incurred in connection with advising the Bank as to its rights and responsibilities under the Loan Documents. The Borrower also agrees to pay all such reasonable costs and expenses, including court costs, incurred in connection with enforcement of any of the Loan Documents, or any amendment, modification, or supplement thereto, whether by negotiation, legal proceedings, or otherwise. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agrees to hold the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

      Section 12-19.  Entire Agreement

      The Loan Documents contain the entire agreement between Borrower and the Bank hereto with respect to the subject matter hereof and supersede all negotiations, prior discussions, agreements, arrangements and understandings, whether written or oral, relating to the subject matter hereof.

      Section 12.20. General Provision. Whenever under the terms of this Agreement the consent of the Bank is required, such consent shall not be unreasonably withheld, delayed or denied.

      Section 12.21. Controlling Agreement. In the event of any inconsistency between this Agreement and the other Loan Documents, the provisions of this Agreement shall be controlling.

      IN WITNESS WHEREOF, the parties execute this Agreement at San Juan, Puerto Rico, on the date(s) hereinbefore stated.

                                          WALLACE INTERNATIONAL DE
                                          PUERTO RICO RICO, INC.

                                          By:________________________________
                                             E. Merle Randolph
                                             Vice President

                                        INTERNATIONAL SILVER DE
                                        PUERTO RICO, INC.

                                        By:_____________________________
                                           E. Merle Randolph
                                           Vice President

COUNTY OF SUFFOLK

COMMONWEALTH OF MASSACHUSETTS )       SS

      On this ____ day of October, 1996 before me appeared E. Merle Randolph, Vice President of WALLACE INTERNATIONAL DE PUERTO RICO, INC. and INTERNATIONAL SILVER DE PUERTO RICO, INC., to me known and known by me to be the party executing the foregoing instrument by him to be his free act and deed and the free act and deed of said corporation.

                                        _____________________________
                                        NOTARY PUBLIC

                                        My Commission expires:

ATTACH COUNTY CLERK CERTIFICATE

BANCO POPULAR DE PUERTO RICO

By: ________________________________
    Carmen Raquel Garcia Rullan
    Assistant Vice President

AFFIDAVIT NO.:

      Subscribed to before me by Carmen Raquel Garcia Rullan, of legal age, married, banker and resident of Guaynabo, Puerto Rico, as Assistant Vice President of BANCO POPULAR DE PUERTO RICO, personally known to me at San Juan, Puerto Rico, this ___ day of October, 1996.

                                        ______________________________
                                        NOTARY PUBLIC

157316-1

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